UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2024
NORDSON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	000-07977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road Westlake, Ohio 44145 (Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: 440-892-1580
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares, without par value	NDSN	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2024, Nordson Corporation (“Nordson” or the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Daniel R. Hopgood, 52, as Executive Vice President, Chief Financial Officer of the Company, effective on his first day of employment, anticipated to be May 20, 2024 (the “Start Date”).

Mr. Hopgood will assume the role of Chief Financial Officer from Stephen Shamrock, who has been appointed as the Company’s Chief Accounting Officer effective as of the Start Date. Mr. Shamrock has been acting as interim Chief Financial Officer since November 1, 2023 when Joseph Kelley, former Chief Financial Officer, assumed the role of Segment Leader for Nordson’s Industrial Precision Solutions segment.

Since 2012, Mr. Hopgood has had roles of increasing responsibility at Eaton Corporation (NYSE: ETN), a multinational power management company. Since 2021, he served as Eaton’s controller and chief accounting officer where he led the global accounting and reporting, as well as developing and executing Eaton’s global financial strategy. From 2017-2021, he served as senior vice president, global financial services and systems, with responsibility for the development and deployment of the company’s financial service strategy. From 2013-2017, he served as senior vice president of finance for Eaton’s Industrial Sector, partnering with business leaders on finance, planning and business development strategy. From 2012-2013, he held the position of vice president, finance and planning, vehicle group, where he focused on portfolio analysis and transaction execution. Prior to joining Eaton, he was vice president, aftermarket Americas for Meritor, Inc. (NYSE: MTOR), a Fortune 500 manufacturer of commercial vehicle components and systems, where he ran the day-to-day aftermarket business, gaining critical first-hand general management experience. Mr. Hopgood is a certified public accountant and has a bachelor’s degree in accounting from Oakland University in Rochester Hills, Michigan.

Effective on the Start Date, Mr. Hopgood’s annual base salary will be $520,000 and his annual cash incentive award target will be 75% of his annual base salary, pro-rated based on Start Date, with the actual payout based upon achievement of performance measures and objectives established for fiscal year 2024 by the Board, subject to the Compensation Committee’s discretion. For fiscal year 2024, Mr. Hopgood’s payout opportunity ranges from 0% for performance below threshold to 200% of target for performance above maximum. He will also be eligible to participate in the Company’s health and welfare plans and certain other benefits generally available to the Company’s other executive officers. Additional information about the Company’s executive compensation program can be found in its 2024 Proxy Statement. Effective as of the Start Date, the Company expects to enter into indemnification and change in control agreements in substantially the same forms as the Company has entered into with each of the Company’s existing directors and certain executive officers.

On the first day of the month following the Start Date (the “Grant Date”), the Compensation Committee of the Board will grant Mr. Hopgood equity having an economic value of approximately $2,000,000 pursuant to the Company’s equity plan, consisting of:
a.long-term performance share units having a target value of approximately $1,000,000, using the average share price for the 30 day trading days closed prior to the Grant Date to determine the number of shares granted for the fiscal year 2024-2026 performance period. Upon completion of the three-year performance period, performance units will convert to unrestricted shares with the actual number granted determined by achievement of performance goals established by the Compensation Committee at the start of the performance period;

a.stock options having an economic value of approximately $600,000, using the accounting value of the award based on average share price for the 30 trading days closed prior to the Grant Date to determine the number of options granted, with one-quarter of the options vesting on each anniversary of the Grant Date; and

a.restricted share units having a value of approximately $400,000, using the average share price for the 30 trading days closed prior to the Grant Date to determine the number of share units granted, with one-third of the award vesting on each anniversary of the Grant Date.

Mr. Hopgood will be eligible to participate in the Company’s Long Term Incentive Program during the annual grant cycle based on the same equity mix granted to all other executive officers at that time.

Additionally, Mr. Hopgood has been awarded a sign-on bonus of $175,000, less applicable taxes, within 90 days of the Start Date. If Mr. Hopgood voluntarily terminates his employment with the Company or if the Company terminates Mr. Hopgood for cause (in the Company’s sole discretion) within 12 months following the Start Date, Mr. Hopgood is to reimburse the Company for the full payment and if Mr. Hopgood voluntarily terminates his employment with the Company or if the Company terminates Mr. Hopgood for cause (in the Company’s sole discretion) between 12 and 24 months from the Start Date, Mr. Hopgood is to reimburse the Company for 50% of the payment.

There are no other arrangements or understandings between Mr. Hopgood and any other persons, other than his compensation terms, pursuant to which he was appointed to the office described above and no family relationship among any of the Company’s directors or executive officers and Mr. Hopgood. Mr. Hopgood does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release of Nordson Corporation dated April 23, 2024.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSON CORPORATION

Date:	April 23, 2024	By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Executive Vice President, General Counsel & Secretary